Exhibit 24

POWER OF ATTORNEY

THE PNC FINANCIAL SERVICES GROUP, INC.

ANNUAL REPORT ON FORM 10-K FOR YEAR ENDED DECEMBER 31, 2006

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned Directors of The PNC Financial Services Group, Inc. (the “Corporation”), a Pennsylvania corporation, hereby names, constitutes and appoints Richard J. Johnson, Samuel R. Patterson, George P. Long, III and Karen M. Barrett, and each of them, with full power of substitution, such person’s true and lawful attorney-in-fact and agent to execute in such person’s name, place and stead, in any and all capacities, the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2006;

And such persons hereby ratify and confirm all acts that any said attorney or attorney-in-fact, or any substitute, shall lawfully do or cause to be done by virtue hereof.

Witness the due execution hereof by the following persons in the capacities indicated as of this 28th day of February, 2007.

Name/Signature	Capacity

/s/ Paul W. Chellgren	Director
Paul W. Chellgren

/s/ Robert N. Clay	Director
Robert N. Clay

/s/ J. Gary Cooper	Director
J. Gary Cooper

/s/ George A. Davidson, Jr.	Director
George A. Davidson, Jr.

/s/ Kay Coles James	Director
Kay Coles James

/s/ Richard B. Kelson	Director
Richard B. Kelson

/s/ Bruce C. Lindsay	Director
Bruce C. Lindsay

/s/ Anthony A. Massaro	Director
Anthony A. Massaro

/s/ Jane G. Pepper	Director
Jane G. Pepper

/s/ Lorene K. Steffes	Director
Lorene K. Steffes

/s/ Dennis F. Strigl	Director
Dennis F. Strigl

/s/ Stephen G. Thieke	Director
Stephen G. Thieke

/s/ Thomas J. Usher	Director
Thomas J. Usher

/s/ George H. Walls, Jr.	Director
George H. Walls, Jr.

/s/ Helge H. Wehmeier	Director
Helge H. Wehmeier